Exhibit 16.1

October 28, 2015

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549 – 7561

Ladies and Gentlemen

Re: PhotoAmigo, Inc.
Commission File No. 333-164633

We have read the statements that we understand PhotoAmigo, Inc. will include under Item 4.01 of the Form 8-K report dated October 28, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

 9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033  ~ Phone 303-968-3281  ~  Fax 303-456-7488  ~  www.cutlercpas.com